Exhibit 13.1
Certification
Pursuant to Section 302
The Sarbanes-Oxley Act of 2002
Each of Christopher Naughton, Managing Director, and David Ross Seaton, Chief Financial Officer of Novogen Limited, a New South Wales corporation (the “Company”), hereby certifies that:
1. The Company’s annual report on form 20-F for the period ended June 30, 2008 as amended by Amendment No. 2 on Form 20-F/A (the “Annual Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
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Managing Director	Chief Financial Officer

/s/ Christopher Naughton	/s/ David Seaton

Christopher Naughton	David Seaton

Date: May 5, 2009	Date: May 5, 2009